                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                          NAUTICA ENTERPRISES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                           NAUTICA ENTERPRISES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                                              New York, New York
                                                                    June 8, 2001

To the Stockholders of
  NAUTICA ENTERPRISES, INC.

     The Annual Meeting of Stockholders of Nautica Enterprises, Inc. will be held on July 10, 2001 at the offices of the Company, 40 West 57th Street, New York, New York, at 10:00 a.m. for the following purposes:

     (1) To elect directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on May 30, 2001 are entitled to notice of and to vote at the meeting and any adjournment or adjournments thereof.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE PRESENTED TO THE MEETING, ARE URGED TO REVIEW THE ATTACHED PROXY STATEMENT PROMPTLY AND THEN COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID, ADDRESSED ENVELOPE, OR VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS FOR VOTING SET FORTH IN THE ATTACHED PROXY STATEMENT AND ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                          By Order of the Board of Directors,

                                              HARVEY SANDERS,
                                              Chairman

                           NAUTICA ENTERPRISES, INC.
                              40 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019

                                PROXY STATEMENT

     This Proxy Statement is furnished with respect to the solicitation of proxies by the Board of Directors of Nautica Enterprises, Inc. (the "Company") for the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on July 10, 2001 and at any adjournment or adjournments thereof, at 40 West 57th Street, 7th floor, New York, New York. The approximate date on which the Proxy Statement and form of proxy was first sent or given to stockholders was June 8, 2001.

     As of the close of business on May 30, 2001, the date for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof, there were issued and outstanding 33,084,392 shares of the Company's Common Stock, the holders thereof being entitled to one vote per share. The presence at the Annual Meeting of a majority of such shares, in person or by proxy, are required for a quorum. All shares that have been properly voted, whether by telephone, Internet or mail, and not revoked, will be treated as being present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted at the Annual Meeting.

     The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Annual Meeting. Shares represented by the proxy will be voted and, where the solicited stockholder indicates a choice with respect to any matter to be acted upon, the shares will be voted as specified. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters.

     The expense of the solicitation of proxies for the meeting, including the cost of mailing, will be borne by the Company. In addition to mailing copies of the enclosed proxy materials to stockholders, the Company may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their names or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold stock of the Company and to request authority for the execution of the proxies. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors, and regular employees of the Company, without additional compensation, may solicit proxies on behalf of the Board of Directors by telephone, telefax, and personal interview.

     Stockholders of record may vote by telephone, via the Internet or by mail. A toll-free telephone number and web site address are included on the proxy card. For stockholders who choose to vote by mail, a postage-paid envelope is provided.

     Voting by Telephone. Stockholders of record may vote by using the toll-free number listed on the proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow stockholders to vote their shares and confirm that their instructions have been properly recorded. The Company's telephone voting procedures are designed to authenticate stockholders by using individual control numbers provided on each proxy card. Stockholders who vote by telephone need not return the proxy card. Please see the proxy card for specific instructions.

     Voting via the Internet. Stockholders of record may also vote via the Internet as instructed on the proxy card. Internet voting is available 24 hours a day. As with telephone voting, stockholders will be given the opportunity to confirm that votes have been properly recorded. The Company's Internet voting procedures are designed to authenticate stockholders by using individual control numbers provided on each proxy card. Stockholders who vote via the Internet need not return the proxy card. Please see the proxy card for specific instructions.

     Voting by Mail. If a stockholder chooses to vote by mail, the proxy card should be signed, dated and returned in the postage-paid envelope provided. If a proxy card is signed, dated and mailed without indicating how it should be voted, it will be voted as recommended by the Board of Directors.

                             ELECTION OF DIRECTORS

     The persons named in the accompanying proxy intend to vote for the election as directors the eight nominees listed herein. All of the nominees have consented to serve if elected. All directors will be elected to hold office until the next annual meeting of stockholders, and, in each case, each director will serve until his successor is elected and qualified or until his earlier resignation or removal. If a nominee should be unable to act as a director, which is not anticipated, the persons named in the proxy will vote for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Each of the nominees presently serves as a director.

     Set forth below is biographical information for each of the nominees. Unless otherwise indicated, each has served in his stated capacity for the last five years:

     Robert B. Bank, age 54, has been a Director of the Company since 1989. He is President of Robert B. Bank Advisory Services, a venture capital investment firm.

     David Chu, age 46, joined the Company in 1984 and has been a Director since 1987. He has served as Executive Vice President of the Company since 1989 and President of Nautica International, Inc. and Nautica Apparel, Inc., each wholly-owned subsidiaries of the Company, since 1984. He is a director of Danskin, Inc.

     George Greenberg, age 79, has been a Director of the Company since 1988. He is Vice Chairman and a Director of Guilford Mills, Inc., a textile manufacturer. Mr. Greenberg is the father-in-law of Harvey Sanders, Chairman of the Board and President of the Company.

     Israel Rosenzweig, age 53, has been a Director of the Company since 1990. He is a Senior Vice President of BRT Realty Trust and has served in this capacity since April 1, 1998. On March 31, 2000, Mr. Rosenzweig became President of GP Partners, Inc., a corporation which renders advice to a private fund engaged in investing in securities of real estate investment trusts. He was a Director of Bankers Federal Savings FSB, a savings and loan association from 1993 through April 1997, and was its Executive Vice President and Chief Lending Officer from November 1994 through April 30, 1997. From May 1, 1997 to March 31, 1998, Mr. Rosenzweig was associated on a full-time basis with Gould Investors, L.P., a limited partnership which owns a diverse real estate portfolio, and he is currently a Vice President of the managing general partner of such limited partnership. He was a Trustee of BRT Realty Trust from 1984 to December 1996 and Vice Chairman of its Board from March 1996 to December 1996.

     Harvey Sanders, age 51, has been President, Chief Executive Officer and a Director of the Company since 1977 and Chairman of the Board since October 1993.

     Charles H. Scherer, age 57, has been a Director of the Company since May 1994. He is managing partner of Hughes Hubbard & Reed LLP, an international law firm which provides legal services to the Company.

     John Varvatos, age 46, has been a director of the Company since April 2000. He has served as Senior Vice President of the Company since September 1998 and President of John Varvatos Company since October 1999. From July 1994 to August 1998, he was Senior Vice President of Men's Design for Polo/Ralph Lauren.

     Ronald G. Weiner CPA, age 55, has been a Director of the Company since October 1995. He is President of Perelson Weiner LLP, a certified public accounting firm based in New York City.

     Shares represented by proxies solicited by the Board of Directors will, unless contrary instructions are given, be voted in favor of the election as Directors of the nominees named above. If a stockholder wishes to withhold authority to vote for any nominee, such stockholder can do so by following the directions set forth on the form of proxy solicited by the Board of Directors or on the ballot distributed at the Annual Meeting if such stockholder wishes to vote in person. Directors shall be elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the meeting. Abstentions and broker non-votes will not have the effect of votes in opposition to a person nominated as a Director.

     During fiscal year 2001, the Board of Directors held eight meetings. The Compensation Committee of the Board of Directors is comprised of Messrs. Bank and Weiner. The Compensation Committee reviews the Company's compensation policies and practices and develops recommendations with respect to compensation for the Company's senior executives. The Audit Committee of the Board of Directors is comprised of Messrs. Bank, Rosenzweig and Weiner. The Audit Committee reviews the audit plan with the Company's independent accountants, the scope and results of their audit and other related audit and accounting issues. During fiscal year 2001, the Compensation Committee held two meetings and the Audit Committee held three meetings. The Board of Directors as a whole proposes nominees for election to the Board of Directors.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company is comprised of three independent directors and operates under a written charter annually adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Annex A.

     In the performance of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 3, 2001 with management of the Company. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors the independent auditors' independence.

     Based on the review and discussions described above with management and the independent auditors, and subject to the limitations of our role, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 3, 2001 and filed with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee
                                          of the Board of Directors

                                          Robert B. Bank
                                          Israel Rosenzweig
                                          Ronald G. Weiner

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of May 23, 2001 by each nominee for Director, by each of the executive officers of the Company included in the Summary Compensation Table below, by all directors and executive officers as a group and, as of the dates set forth in footnotes 4 and 5 below, by all stockholders known to the Company to have been beneficial owners of more than five percent of its Common Stock.

NAME OF                                                    AMOUNT BENEFICIALLY    PERCENT OF
BENEFICIAL OWNER(1)                                            OWNED(2)(3)         CLASS(%)
-------------------                                        -------------------    ----------
Robert B. Bank...........................................          32,000               *
Alexander Cannon.........................................          48,000               *
David Chu................................................       1,600,416             4.7
George Greenberg.........................................          60,184               *
Paulette McCready........................................         105,300               *
Israel Rosenzweig........................................          20,000               *
Harvey Sanders...........................................       4,573,440            13.3
Charles H. Scherer.......................................          30,000               *
John Varvatos............................................          58,000               *
Ronald G. Weiner.........................................          27,500               *
All Directors and Executive Officers as a group..........       6,554,840            18.2

FMR Corp. and related parties(4).........................       3,720,000            11.3
T. Rowe Price Associates, Inc.(5)........................       2,007,600             6.1

---------------
 *  Indicates holdings of less than 1%.

(1) The address for each of the executives named in the table above is c/o Nautica Enterprises, Inc., 40 West 57th Street, New York, New York 10019.

(2) Directly and indirectly. The inclusion of securities owned by others as beneficially owned by the respective nominees and officers does not constitute an admission that such securities are beneficially owned by them. All of the named individuals have, except as set forth in Note 3 below, sole voting and investment powers with respect to the aforesaid shares.

(3) Includes the following shares which may be acquired pursuant to existing stock options which are exercisable on or before July 21, 2001: Robert B. Bank -- 32,000; Alexander Cannon -- 48,000; David Chu -- 1,163,964; George Greenberg -- 26,000; Paulette McCready -- 105,300; Israel Rosenzweig -- 20,000; Harvey Sanders -- 1,437,000; Charles H. Scherer -- 29,000; John Varvatos -- 58,000; and Ronald G. Weiner -- 20,000. With respect to Mr. Sanders, includes 1,200,000 shares owned by the Harvey Sanders Grantor Retained Income Trust. Such trust has sole voting and investment power with respect to such shares.

(4) Information is based upon statements filed under Section 13 of the Securities Exchange Act of 1934 reporting shareholdings as of December 31, 2000. In addition to FMR Corp., related parties on the filing are Fidelity Management and Research Company, Edward C. Johnson 3d (Chairman of FMR Corp.) and Abigail P. Johnson (Director of FMR Corp.) The reporting persons have sole dispositive power with respect to all 3,720,000 shares; FMR Corp. has sole voting power with respect to 71,000 shares. The address for FMR Corp. and related parties is 82 Devonshire Street, Boston, Massachusetts 02109.

(5) Information is based upon statements filed under Section 13 of the Securities Exchange Act of 1934 reporting shareholdings as of December 31, 2000. Includes 1,750,000 shares beneficially owned by T. Rowe Price New Horizons Fund, Inc. ("Horizons"). T. Rowe Price Associates, Inc. ("Associates") serves as an investment advisor to Horizons. Associates is deemed to have sole voting power with respect to 188,800 shares of the Company and sole dispositive power with respect to 2,007,600 shares, and Horizons is deemed to have sole voting power with respect to 1,750,000 shares. The address for Horizons and Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended March 3, 2001, March 4, 2000 and February 27, 1999 the cash compensation paid by the Company and its subsidiaries, to the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company other than the Company's Chief Executive Officer as of March 3, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                           ANNUAL         COMPENSATION
                                                        COMPENSATION         AWARDS
                                                      -----------------   ------------    ALL OTHER
                                                      SALARY     BONUS      OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                    YEAR     ($)       ($)         (#)           ($)(1)
---------------------------                    ----   -------   -------   ------------   ------------
Harvey Sanders...............................  2001   915,971   526,800          --         2,956
  Chairman of the Board,                       2000   906,907   756,000     200,000         2,601
  Chief Executive Officer and President        1999   846,022   727,900     200,000         2,554

David Chu....................................  2001   811,115   421,400          --         6,251
  Executive Vice President and                 2000   802,750   604,800     200,000         5,797
  President/CEO -- Nautica International,      1999   814,730   582,500     200,000         5,569
  Inc. and Nautica Apparel, Inc.,
  wholly-owned subsidiaries of the Company

Alexander Cannon(2)..........................  2001   619,694   384,500          --            --
  President -- Merchandising,                  2000   601,000   300,000     100,000            --
  Nautica International, Inc., a wholly-owned  1999   250,000   150,000      20,000            --
  subsidiary of the Company

Paulette McCready............................  2001   531,388   110,000          --         2,550
  President -- Nautica Jeans Company           2000   441,538   225,000     100,000         2,250
  a wholly-owned subsidiary of the Company     1999   379,259   211,000      33,500         2,250

John Varvatos(3).............................  2001   728,885   330,000          --         3,135
  President -- John Varvatos Company,          2000   663,500   330,000     125,000            --
  a wholly-owned subsidiary of the Company     1999   277,923   300,000      20,000            --

---------------
(1) "All Other Compensation" is comprised of contributions made by the Company to the named executives pursuant to the Company's 401(k) Plan and, with respect to Messrs. Sanders and Chu in 2001, 2000 and 1999, and Mr. Varvatos in 2001, the following additional amounts representing the economic value attributable to each of them for split-dollar life insurance: Mr.
    Sanders -- $406, $351 and $304; Mr. Chu -- $3,701, $3,547 and $3,319; and,
    Mr. Varvatos -- $3,135.

(2) Mr. Cannon joined the Company in October 1998.

(3) Mr. Varvatos joined the Company in September 1998 as Senior Vice President, became President of John Varvatos Company in October 1999, and was elected to the Board of Directors in April 2000.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Company's executives listed in the Summary Compensation Table above, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the 2001 fiscal year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                   SHARES                      OPTIONS AT FY-END(#)            AT FY-END($)
                                 ACQUIRED ON      VALUE      -------------------------   -------------------------
NAME                             EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                             -----------   -----------   -------------------------   -------------------------
Harvey Sanders.................         --             --        1,282,000/390,000         11,163,361/1,065,280
David Chu......................    400,000      3,527,000        1,008,964/390,000          8,219,063/1,065,280
Alexander Cannon...............         --             --           28,000/ 92,000            133,160/  532,640
Paulette McCready..............         --             --           68,800/114,900            178,538/  532,640
John Varvatos..................         --             --           33,000/112,000            166,450/  665,800

DIRECTOR COMPENSATION

     During fiscal year 2001, each non-employee Director received compensation of $2,000 for each Board and committee meeting attended, and an annual fee of $20,000. No fees are payable to officers and employees of the Company who serve as Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and Messrs. Sanders and Chu have entered into an agreement that provides that upon the death of either of them, the Company will purchase a portion of the shares of Common Stock of such stockholder. The Company has obtained policies of life insurance on the lives of such stockholders for the purpose of utilizing the proceeds from such insurance for the purchase of the shares. The agreement provides for the Company to purchase the shares of the deceased stockholder at a value which is equal to the average of the last sale price as reported on the National Market List of the NASDAQ (or the closing price if the shares are listed on a national securities exchange) for the thirty trading days prior to the date of death of the deceased stockholder. The Company's obligation to purchase the Common Stock of the deceased stockholder is limited to the life insurance proceeds received by the Company on the death of such stockholder. The agreement also provides, as soon after the death of the stockholder as is practicable, for the filing of a registration statement with the Securities and Exchange Commission for a secondary offering to provide for the sale of the balance of the shares owned by the deceased stockholder.

     Mr. David Chu, Executive Vice President of the Company and President of Nautica Apparel, Inc. and Nautica International, Inc., both wholly-owned subsidiaries of the Company, is entitled to receive 50% of the net income Nautica Apparel, Inc. receives from all royalty income earned with respect to the Nautica name and trademarks. For the year ended March 3, 2001, Mr. Chu earned net royalty income of $8,779,431. Through a separate arrangement, Mr. Chu is entitled to receive, subject to certain conditions, a design fee of up to 1.5% of the net sales of certain new products. For the year ended March 3, 2001, Mr. Chu received payments of $1,203,393 based upon the net sales of such products.

     During fiscal year 2001, the Company paid $1,596,077 to the law firm of Hughes Hubbard & Reed LLP for professional services rendered to the Company. Samuel Sultanik, Esq., the brother-in-law of Harvey Sanders, Chairman of the Board, Chief Executive Officer and President of the Company, is a partner of Hughes Hubbard & Reed LLP and Charles H. Scherer, Esq., a Director of the Company, is managing partner of Hughes Hubbard & Reed LLP.

     During fiscal year 2001, the Company paid $237,746 to the firm of Chu/Pettersen Interior Design, Inc. for interior design and related services provided to the Company. Mr. Peter Chu, the brother of David Chu, Executive Vice President of the Company, is a stockholder and Vice President in such firm.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of its Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, during fiscal year 2001 all filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with.

EMPLOYEE CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with Messrs. Sanders, Chu and Varvatos providing that in the event of a change in control of the Company, as defined in the agreements, each has the right to receive a lump sum payment upon termination of employment other than for cause or permanent disability or resignation for good reason within three years after the change in control. At March 3, 2001, the maximum amount payable to Mr. Sanders, Mr. Chu and Mr. Varvatos under such agreements was $4,319,700, $3,754,200 and $3,206,100, respectively.

     The Company has entered into split-dollar agreements with trusts established by each of Mr. Sanders and Mr. Chu, and with Mr. Varvatos. Pursuant to each of the agreements, the Company pays the annual premium on specified life insurance policies owned by each of the trusts and by Mr. Varvatos, net of the amount of the "economic benefit" attributable to each of the employees. The amount of the premiums paid by the Company constitutes indebtedness from each of the trusts and Mr. Varvatos to the Company and is secured by collateral assignments of each of the insurance policies to the Company. The annual premium payable by the Company for the benefit of Mr. Sanders' trust is $57,232, for Mr. Chu's trust, $48,113 and for Mr. Varvatos, $89,336. Upon termination of each of the agreements, the Company is entitled to receive from each of the trusts the amount equal to the aggregate premiums which it has paid. The face value of the policy for Mr. Sanders' trust is $5,000,000, for Mr. Chu's trust, $4,950,000 and for Mr. Varvatos, $5,000,000.

     The Company has entered into an employment agreement with Mr. Varvatos which provides for continued service by Mr. Varvatos in his present position as President of John Varvatos Company ("JVC") until February 28, 2002, subject to extension for additional three year segments unless either the Company or Mr. Varvatos provides notice of non-extension. During fiscal year 2002, Mr. Varvatos is entitled to receive a salary of $735,000. Thereafter, any increases are determined by the Board of Directors, subject to a minimum increase of no less than 5%. Mr. Varvatos is entitled to annual bonuses in accordance with the Company's policies in effect from time to time. The employment agreement includes the change in control provisions set forth above and provides that if during the term of employment Mr. Sanders is no longer employed by the Company then the Company shall exercise one of the following options: (i) spin-off to the Company's shareholders the shares of JVC with Mr. Varvatos serving as its Chief Executive Officer; (ii) sell JVC to Mr. Varvatos at fair market value, or
(iii) pay to Mr. Varvatos an annual amount equal to 10% of JVC's net income (after taxes) for so long as he remains JVC's Chief Executive Officer. The Company can elect to cease making the annual payments provided for in clause
(iii) above by making a lump sum payment to the executive in an amount equal to two times the JVC average annual net income (after taxes) for the prior three years; provided, however, such sum shall not exceed $50 million. Mr. Varvatos has assigned to the Company all of his right, title and interest in and to the names John Varvatos, Varvatos and John Varvatos Company, and any derivations thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert B. Bank and Ronald G. Weiner serve as members of the compensation committee (the "Compensation Committee") of the Board of Directors.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors consists of two non-employee directors. The Compensation Committee reviews the Company's executive compensation policies and practices and develops recommendations to the Board with respect to compensation for the Company's senior executives. In fiscal year 1998, the Board adopted an executive compensation program to provide a framework for administering the Company's executive compensation program. The Committee also administers the Company's Incentive Compensation Plan and the 1996 Stock Incentive Plan.

     The goals of the Company's compensation policies are as follows:

     - to attract, retain, reward and motivate executive officers and employees by establishing compensation levels generally competitive with the marketplace;

     - to align executive compensation with the Company's business objectives;

     - to position compensation to reflect the individual's performance as well as the level of responsibility, skill and strategic value of the executive; and

     - to align the interests of the Company's employees with those of its stockholders.

     In setting compensation, the Compensation Committee reviews, with the assistance of independent compensation consultants, available information for similar positions or levels at comparable companies. Such companies include a diverse range of apparel manufacturers with sales within, below and above the range of sales of the Company. The Compensation Committee has adopted a policy to seek to maintain executive compensation within the deduction cap of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Company's executive compensation program consists of three main components: base salary, cash bonus or incentive awards, and long-term stock-based incentives. Base salaries are determined with reference to a competitive norm and job grades with consideration given to the executive's strategic value, experience, proficiency and performance. Ranges of salary are assigned to each grade with a minimum salary representing the lowest entry level, a midpoint salary representing a market value of experienced good performers and a maximum salary representing the highest value for the most experienced and proficient employees. Cash bonuses to eligible employees are based upon a formula to provide a direct "pay-for-performance" vehicle. The annual bonus also serves to focus executives on those activities that most directly affect shareholder value which are within their control and for which they are held accountable. At the beginning of the fiscal year, specific performance measures and goals are established based upon corporate and/or business unit profitability and individual performance. Each participant is assigned a target bonus award opportunity that relates to his or her level. That target award level represents the level of bonus payment the participant can expect to earn in the event all performance goals are achieved at 100% during the ensuing fiscal year. When performance levels exceed or fall below expectations, actual awards are proportionately increased or decreased from the target, with bonuses "at risk." In fiscal year 2001, the target levels established at the corporate and business unit levels were based upon earnings before income taxes.

     With respect to certain senior executives, including Harvey Sanders, the Chairman of the Board, President and Chief Executive Officer of the Company, David Chu, the Executive Vice President of the Company, Alex Cannon,
President -- Merchandising of Nautica International, Inc., a wholly-owned subsidiary of the Company, and John Varvatos, President of John Varvatos Company, a wholly-owned subsidiary of the Company, annual incentive award opportunities are set in accordance with the Company's Incentive Compensation Plan (the "Plan"). At the start of each fiscal year, the Compensation Committee, in consultation with management, establishes target levels of either earnings before income taxes, net earnings and/or return on equity for the Company or a business unit. In fiscal year 2001, threshold levels of earnings were established. If the designated minimum level of earnings was not achieved, the participants would have received no incentive award for fiscal year 2001 performance under the Plan (although in its discretion, the Compensation Committee could have authorized an award outside of the Plan). During such year, the minimum threshold level was exceeded and the participants received an incremental proportionately greater payment than the minimum. The Compensation Committee has established target levels for fiscal year 2002 based on earnings and has granted incentive award opportunities for such year to each of Messrs. Sanders, Chu, Cannon and Varvatos.

     The Company's senior executives are eligible to receive stock options and/or restricted stock in accordance with the Company's 1996 Stock Incentive Plan. The objectives of such participation are to align executive and stockholder long term interests and to enable executives to develop a stock ownership position in the Company. The Compensation Committee has the responsibility of granting stock options and restricted stock awards to executive and management employees. In granting stock options, the Compensation Committee takes into account Company performance, subsidiary performance and individual performance, utilizing the same factors as those used in the determination of cash compensation. The Compensation

Committee also takes into account the number of options held by an individual and the total number of stock options outstanding. No stock options were granted to senior executives in fiscal year 2001.

     The Chairman of the Board, President and Chief Executive Officer of the Company is Harvey Sanders. The criteria by which the Compensation Committee determines salary, bonus and the grant of stock options for senior executives, as set forth above, is also utilized by the Compensation Committee in determining cash compensation and stock option awards for Mr. Sanders.

                                          Compensation Committee

                                          Robert B. Bank
                                          Ronald G. Weiner

PERFORMANCE GRAPH

     The following performance graph assumes $100 invested in Nautica Enterprises, Inc. Common Stock, the NASDAQ Stock Market (U.S.) and S&P Textiles Index on March 1, 1996. Where applicable, it assumes reinvestment of dividends.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
           NAUTICA ENTERPRISES, INC., NASDAQ STOCK MARKET (U.S.) AND
         S&P TEXTILES INDEX FOR THE FIVE YEARS ENDED FEBRUARY 28, 2001


Year    Nautica Enterprises, Inc.   S&P Textiles Index    Nasdaq Stock  Market (U.S.)
----    -------------------------   ------------------    ---------------------------
1996         100.00                      100.00                100.00
1997         121.95                      140.21                119.30
1998         140.55                      156.89                163.00
1999          73.17                      124.45                212.32
2000          55.49                       81.32                453.66
2001          87.50                      115.67                194.52

                           APPOINTMENT OF ACCOUNTANTS

     The Board of Directors has selected Grant Thornton LLP as the Company's independent accountants who will make an examination of the accounts of the Company for the year ending March 2, 2002. A representative of Grant Thornton LLP is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if that representative so desires.

AUDIT AND OTHER FEES:

     For fiscal 2001, Grant Thornton LLP billed the Company for various audit and non-audit services, as follows:

     Audit Fees. The aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with such firm's audit of the Company's fiscal 2001 financial statements, including the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for such fiscal year, were $248,500.

     Financial Information Systems Design and Implementation Fees. During the 2001 fiscal year, Grant Thornton LLP did not perform any professional services for the Company relating to financial information systems design and implementation.

     All Other Fees. The aggregate fees billed by Grant Thornton LLP for all other services rendered to the Company in connection with the 2001 fiscal year were $628,212, which included fees for tax-related services and special projects. The Audit Committee of the Board of Directors has considered whether provision of these non-audit services by Grant Thornton LLP is compatible with maintaining the independent public accountants' independence.

                 PROPOSALS BY STOCKHOLDERS-2002 ANNUAL MEETING

     All proposals by stockholders intended to be presented at the next annual meeting of stockholders (scheduled to be held in July 2002) must be received by the Company at its office at 40 West 57th Street, New York, New York 10019, no later than February 11, 2002 in order to be included in the Proxy Statement and form of proxy relating to such meeting. All such proposals must comply with applicable Securities and Exchange Commission rules and regulations.

                                 OTHER BUSINESS

     Management is not aware of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment or adjournments thereof, the enclosed proxy confers upon the persons entitled to vote the shares represented by such proxies, discretionary authority to vote the same in respect to any such other business in accordance with their best judgment in the interest of the Company.

     MANAGEMENT UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN OR VERBAL REQUEST BY ANY SUCH STOCKHOLDER BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE FILED THEREWITH. WRITTEN REQUEST FOR SUCH REPORT SHOULD BE ADDRESSED TO MORGEN-WALKE ASSOCIATES, INC., 380 LEXINGTON AVENUE, 50TH FLOOR, NEW YORK, NEW YORK 10168-5199. VERBAL REQUESTS SHOULD BE MADE BY TELEPHONE TO SUCH COMPANY AT (212) 850-5600.

     Stockholders are urged to vote the enclosed proxy, solicited on behalf of the Board of Directors, or vote by telephone or the via the Internet. Unless a contrary direction is indicated, proxies will be voted for the election as directors of the nominees listed in this Proxy Statement. The proxy does not affect the right to vote in person at the meeting and may be revoked by the stockholder any time prior to its being voted.

                                          By Order of the Board of Directors,

                                                     HARVEY SANDERS,
                                                         Chairman

June 8, 2001

                                                                         ANNEX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                          OF NAUTICA ENTERPRISES, INC.

     The Board of Directors (the "Board") of Nautica Enterprises, Inc. (the "Company") has constituted and established an Audit Committee (the "Committee") with authority, responsibility, and specific duties as described in this Audit Committee Charter.

COMPOSITION

     The members of the Committee shall meet the independence and experience requirements of the NASDAQ Stock Market. The Committee shall be comprised of at least three directors, the members of which shall be appointed by the Board.

PRINCIPAL FUNCTIONS

     The Committee shall assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors. As such, the Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee's principal audit functions shall include the following:

     - Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     - Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board, as representatives of the Company's stockholders.

     - Approve the fees and other significant compensation to be paid to the independent auditor.

     - Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard No. 1, which requires that auditors discuss with the Committee any significant relationship that could impair their independence, discuss such reports with the auditor, and if so determined by the Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

     - Evaluate, together with the Board, the performance of the independent auditor and, if so determined by the Committee, recommend that the Board replace the independent auditor (or recommend that the outside auditor be proposed for stockholder approval in any proxy statement).

     - Review the planning of the independent audit and any special audit procedures required.

     - Review the results of the external audit of the Company's financial statements, the independent auditor's opinion, any related management letter, management's responses to recommendations made by the independent auditor in connection with the audit, reports submitted to the Committee by the Company's chief financial officer, and management's responses to those reports.

     - Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

     - Review the Company's annual financial statements prior to filing of its Form 10-K, and discuss with management and the independent auditor any significant issues regarding accounting principles, practices and judgments.

     - Obtain from the independent auditor assurance that Section 10A (Audit Requirements) of the Securities and Exchange Act of 1934 has not been implicated.

     - Review the appointment and replacement of the senior internal audit executive.

     - Review the significant reports to management prepared by the internal auditing department and management's responses.

     - Review, in consultation with the independent auditor and the Company's chief financial officer, the adequacy of the Company's internal financial controls.

     - Approve for recommendation to the Board any material changes and other material questions regarding the appropriate accounting principles and practices to be followed when preparing the Company's financial statements.

     - Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual Proxy Statement.

     - Such other oversight duties and responsibilities as may be assigned to the Committee, from time to time, by the Board and/or Chairman of the Board.

MEETINGS

     The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee, the Chief Executive Officer of the Company or any member of the Committee. In addition, the Committee will make itself available to the independent auditors of the Company as requested by such independent auditors. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company's records. Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

LIMITATION OF RESPONSIBILITIES

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

APPROVAL

     This Charter was approved by the Board on April 28, 2000.

                                                                                                              Please cast     _____
                                                                                                              your vote as      X
                                                                                                              indicated in    _____
                                                                                                              this example


                                               For      Withheld
                                               All        All
1. ELECTION OF DIRECTORS                    ________    ________             In their discretion, the Proxies are authorized to vote
   Nominees:                                                                 upon such other business as may properly come before
   01 Robert B. Bank   02 David Chu         ________    ________             the meeting.
   03 George Greenberg 04 Israel Rosenzweig
   05 Harvey Sanders   06 Charles H. Scherer                                 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
   07 John Varvalos    08 Ronald G. Weiner                                   MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
                                                                             IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
INSTRUCTION: To withhold authority to vote for                               PROPOSAL "1".
any individual nominee, write that nominee's
name in the blank space below.

______________________________________________                                                                                _____
                                                                                       CHECK HERE IF CHANGE OF ADDRESS
______________________________________________                                                                                _____





Signature__________________________________________________Signature______________________________________________Date:_____________
Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
------------------------------------------------------------------------------------------------------------------------------------
                                                     + FOLD AND DETACH HERE +

                                                 Vote by Internet or Telephone or Mail
                                                    24 Hours a Day, 7 Days a Week

                                     Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

                       Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

_________________________________________    _________________________________________    _________________________________________
               Internet                                      Telephone                                    Mail
      http://www.proxyvoting.com/naut                     1-800-840-1208

  Use the Internet to vote your proxy.         Use any touch-tone telephone to vote                Mark, sign and date
  Have your proxy card in hand when            your proxy. Have your proxy card in                   your proxy card
  you access the web site. You will be    OR   hand when you call. You will be         OR                  and
  prompted to enter your control               prompted to enter your control                        return it in the
  number, located in the box below,            number, located in the box below,                   enclosed postage-paid
  to create and submit an electronic           and then follow the directions                            envelope.
  ballot.                                      given.
_________________________________________    ________________________________________     ________________________________________

                             If you vote by telephone or the Internet, DO NOT mail back this proxy card.
                       Proxies submitted by telephone or the Internet must be received by 4:00 pm Eastern Time, on July 9, 2001.

PROXY                                                                      PROXY

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                           NAUTICA ENTERPRISES, INC.
             PROXY -- ANNUAL MEETING OF STOCKHOLDERS, JULY 10, 2001

     The undersigned nearby appoints Harvey Sanders and David Chu, and each of them, proxies and attorneys-in-fact of the undersigned, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Nautica Enterprises, Inc. held of record by the undersigned on May 30, 2001 at the Annual Meeting of Stockholders to be held on July 10, 2001 or any adjournment thereof.


                 (Continued and to be signed on reverse side.)




 ................................................................................
                             - FOLD AND DETACH HERE -